Exhibit 99.1
CONTACT:
Investor Relations
DealerTrack
(888) 450-0478
investorrelations@dealertrack.com

DealerTrack Holdings Reports Third Quarter 2011 Financial Results

Raises Revenue and Earnings Guidance

Lake Success, N.Y., November 7, 2011 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the third quarter ended September 30, 2011.

GAAP Results for the Third Quarter 2011
▪	Revenue for the quarter was $95.8 million, as compared to $63.1 million for the third quarter of 2010.
▪	GAAP net income for the quarter was $5.4 million, as compared to $1.2 million for the third quarter of 2010.
▪	Diluted GAAP net income per share for the quarter was $0.13, as compared to $0.03 for the third quarter of 2010.

Non-GAAP Results for the Third Quarter 2011
▪	Adjusted EBITDA for the quarter was $23.0 million, as compared to $12.9 million for the third quarter of 2010.
▪	Adjusted net income for the quarter was $14.7 million, as compared to $6.6 million for the third quarter of 2010.
▪	Diluted adjusted net income per share was $0.34 for the quarter, as compared to $0.16 for the third quarter of 2010.

GAAP Results for the Nine Months Ended September 30, 2011
▪	Revenue for the nine months was $262.0 million, as compared to $181.8 million for the same period in 2010.
▪	GAAP net income for the nine months was $32.3 million, as compared to a GAAP net loss of $(1.4) million for the same period in 2010.
▪	Diluted GAAP net income per share for the nine months was $0.76, as compared to a GAAP net loss of $(0.03) per share for the same period in 2010.

GAAP net income for 2011 has been positively impacted by a $22.4 million, or $0.53 per share, non-cash reduction in the valuation allowance against the company’s net U.S. deferred tax assets.

Non-GAAP Results for the Nine Months Ended September 30, 2011
▪	Adjusted EBITDA for the nine months was $57.0 million, as compared to $27.6 million for the same period in 2010.
▪	Adjusted net income for the nine months was $33.2 million, as compared to $13.7 million for the same period in 2010.
▪	Diluted adjusted net income per share for the nine months was $0.78, as compared to $0.33 per share for the same period in 2010.

Guidance for 2011 Annual Performance
DealerTrack raises revenue and both GAAP and non-GAAP earnings guidance for the full year 2011 as follows:

Expected GAAP Results
▪	Revenue for the year is expected to be between $344.0 million and $347.0 million, compared to the previous estimate of between $336.0 million and $340.0 million.
▪	GAAP net income for the year is expected to be between $65.0 million and $67.0 million, compared to the previous estimate of between $24.5 and $27.0 million.
▪	Diluted GAAP net income per share for the year is expected to be between $1.53 and $1.58, compared to the previous estimate of between $0.57 and $0.63.

The revised GAAP earnings guidance reflects an expected pre-tax gain of approximately $47.5 million ($28.8 million net of tax, or $0.68 per share) to be recognized in the fourth quarter related to the sale of DealerTrack’s wholly owned subsidiary, ALG, Inc.

Expected Non-GAAP Results
▪	Adjusted EBITDA for the year is expected to be between $72.0 million and $75.0 million, compared to the previous estimate of between $66.0 million and $70.0 million.
▪	Adjusted net income for the year is expected to be between $40.0 million and $42.0 million, compared to the previous estimate of between $34.5 million and $37.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $0.94 and $0.99 compared to the previous estimate of between $0.81 and $0.86.

Diluted GAAP net income and adjusted net income per share guidance for the year are based on an assumed 42.4 million diluted weighted average shares outstanding, compared to a previous estimate of 42.8 million shares.  The guidance assumes that new car sales will be approximately 12.8 million units and used car sales will be approximately 13.8 million units for 2011.  The assumptions for car sales are unchanged from DealerTrack’s prior estimates. The revised guidance implies an adjusted EBITDA margin of approximately 21% for the full year, up from approximately 20%.

Mark O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are very pleased with our record revenue and non-GAAP earnings results for the third quarter as our transaction businesses continue to benefit from the improvement in auto credit availability, an increase in car sales year over year, the addition of new lenders to our network, and the performance of DealerTrack Processing Solutions.  Additionally, our subscription business benefitted from our recent eCarlist acquisition.”

Conference Call

DealerTrack will host a conference call to discuss its third quarter 2011 results and other matters on November 7, 2011 at 5:00 p.m. Eastern Time.  The conference call will be webcast live on the Internet at http://ir.dealertrack.com/eventdetail.cfm?eventid=95733.  In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary.  Callers should dial in approximately 10 minutes before the call begins.  A replay will be available on the DealerTrack website until November 30, 2011.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income.  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, acquisition-related compensation expense and professional service fees, realized gains or (losses) on securities and certain other non-recurring items.  Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue and may also exclude certain items such as: impairment charges, restructuring charges, acquisition-related compensation expense and professional service fees, realized gains or (losses) on securities, adjustments to the deferred tax asset valuation allowance and certain other non-recurring items.  These adjustments to net income, which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities principally because the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, as well as particular intangibles (which tend to have a relatively short useful life), can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements.  Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons.  Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance.  Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in Attachment 4 to this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value software solutions and services enhance efficiency and profitability for all major segments of the retail automotive industry, including dealers, lenders, OEMs, agents and aftermarket providers.  DealerTrack, whose solution set for dealers is the industry's most comprehensive, operates the largest online credit application network in the United States, connecting over 17,000 dealers with more than 1,100 lenders.  DealerTrack’s Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency.  DealerTrack’s Inventory offerings provide vehicle inventory management and merchandising solutions to help dealers drive higher in-store and online traffic with state-of-the-art, real-time listings — leading to accelerated used-vehicle turn rates and higher dealer profits.  DealerTrack’s Sales and F&I solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform.  Its Compliance offering helps dealers meet legal and regulatory requirements, and protect their assets.  DealerTrack also offers additional solutions for the automotive industry, including electronic motor vehicle registration and titling applications, paper title storage, and digital document services.  DealerTrack's family of companies also includes Chrome Systems, a data provider to the auto industry. For more information, visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2011 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in implementing an ERP system; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

Attachment (1) Actual Results
Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2011	2010

Net revenue	$95,793	$63,128
Cost of revenue (a)	52,803	32,837
Product development	3,661	3,354
Selling, general and administrative (a)	32,285	24,526
Total operating expenses	88,749	60,717
Income from operations	7,044	2,411
Interest and other (expense) income, net	(191)	286
Income before provision for income taxes	6,853	2,697
Provision for income taxes, net	(1,492)	(1,515)
Net income	$5,361	$1,182

Basic net income per share	$0.13	$0.03
Diluted net income per share	$0.13	$0.03
Weighted average shares outstanding (basic)	41,396,431	40,404,126
Weighted average shares outstanding (diluted)	42,497,367	41,354,680

Adjusted EBITDA (non-GAAP) (b)	$23,041	$12,855
Adjusted EBITDA margin (non-GAAP) (c)	24%	20%
Adjusted net income (non-GAAP) (b)	$14,654	$6,631
Diluted adjusted net income per share (non-GAAP)	$0.34	$0.16

Stock-based compensation expense was classified as follows:
Cost of revenue	$456	$438
Product development	$176	$164
Selling, general and administrative	$2,113	$2,248

(a)	We have reclassed approximately $1.2 million of salary and benefit costs for the three months ended September 30, 2010 from selling, general and administrative to cost of revenue.
(b)	See Reconciliation Data in Attachment 4.
(c)	Represents adjusted EBITDA as a percentage of net revenue.

Attachment (1) Actual Results
Nine-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except share and per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010

Net revenue	$262,035	$181,820
Cost of revenue (a)	145,942	96,977
Product development	10,903	10,291
Selling, general and administrative (a)	93,340	77,036
Total operating expenses	250,185	184,304
Income (loss) from operations	11,850	(2,484)
Interest and other (expense) income, net	(132)	1,316
Realized gain on securities	409	582
Income (loss) before benefit from income taxes	12,127	(586)
Benefit from (provision for) income taxes, net	20,128	(800)
Net income (loss)	$32,255	$(1,386)

Basic net income (loss) per share	$0.78	$(0.03)
Diluted net income (loss) per share	$0.76	$(0.03)
Weighted average shares outstanding (basic)	41,146,197	40,246,374
Weighted average shares outstanding (diluted)	42,366,861	40,246,374

Adjusted EBITDA (non-GAAP) (b)	$56,996	$27,597
Adjusted EBITDA margin (non-GAAP) (c)	22%	15%
Adjusted net income (non-GAAP) (b)	$33,194	$13,703
Diluted adjusted net income per share (non-GAAP) (d)	0.78	$0.33

Stock-based compensation expense was classified as follows:
Cost of revenue	$1,308	$1,279
Product development	$548	$471
Selling, general and administrative	$6,857	$6,929

(a)	We have reclassed approximately $3.3 million of salary and benefit costs for the nine months ended September 30, 2010 from selling, general and administrative to cost of revenue.
(b)	See Reconciliation Data in Attachment 4.
(c)	Represents adjusted EBITDA as a percentage of net revenue.
(d)	For the nine months ended September 30, 2010, the adjusted net income per share of approximately $0.33 is based on 41,201,433 diluted weighted average shares outstanding.

Attachment (2) Condensed Consolidated Balance Sheets
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$64,951	$192,563
Investments	44	490
Customer funds	2,054	-
Customer funds receivable	19,135	-
Accounts receivable, net	40,532	24,273
Prepaid expenses and other current assets	25,092	17,929
Total current assets	151,808	235,255

Investments - long-term	-	2,254
Property and equipment, net	20,780	18,875
Software and website development costs, net	36,538	29,875
Intangible assets, net	100,978	23,163
Goodwill	233,428	136,408
Deferred taxes and other long-term assets	39,336	13,133
Total assets	$582,868	$458,963

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$38,732	$28,575
Customer funds payable	21,189	-
Deferred revenue	8,298	5,010
Other current liabilities	317	728
Total current liabilities	68,536	34,313
Long-term liabilities	59,851	15,733
Total liabilities	128,387	50,046
Total stockholders' equity	454,481	408,917
Total liabilities and stockholders' equity	$582,868	$458,963

Attachment (3) Consolidated Statements of Cash Flows
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Operating activities:
Net income (loss)	$32,255	$(1,386)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,620	27,475
Deferred tax benefit	(22,813)	(2,650)
Stock-based compensation expense	8,713	8,679
Provision for doubtful accounts and sales credits	4,828	4,015
Loss on sale of property and equipment	-	19
Amortization of deferred interest	15	68
Deferred compensation	150	-
Stock-based compensation windfall tax benefit	(2,255)	(1,398)
Realized gain on securities	(409)	(582)
Amortization of debt issuance costs	213	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(16,449)	(10,938)
Prepaid expenses and other current assets	(1,649)	(4,108)
Accounts payable and accrued expenses	(3,969)	(5,121)
Deferred revenue	1,726	115
Other liabilities — long-term	965	6
Deferred rent	37	89
Other assets — long-term	(223)	(11,408)
Net cash provided by operating activities	38,755	2,875

Investing activities:
Capital expenditures	(6,860)	(9,669)
Sale of investments	2,935	1,420
Capitalized software and website development costs	(14,807)	(13,369)
Payment for acquisition of business and intangible assets, net of acquired cash	(151,962)	(3,028)
Net cash used in investing activities	(170,694)	(24,646)

	Nine Months Ended
	September 30,
	2011	2010
Financing activities:
Principal payments on capital lease obligations	(387)	(388)
Proceeds from the exercise of employee stock options	5,177	1,024
Proceeds from employee stock purchase plan	509	556
Purchase of treasury stock	(446)	(612)
Payment for debt issuance costs	(1,909)	-
Stock-based compensation windfall tax benefit	2,255	1,398
Net cash provided by financing activities	5,199	1,978

Net decrease in cash and cash equivalents	(126,740)	(19,793)
Effect of exchange rate changes on cash and cash equivalents	(872)	108
Cash and cash equivalents, beginning of period	192,563	197,509
Cash and cash equivalents, end of period	$64,951	$177,824

Supplemental disclosure:
Cash paid for:
Income taxes	$5,125	$5,421
Interest	141	47
Non-cash investing and financing activities:
Consideration issued for acquisition of eCarList	12,956	-
Accrued capitalized hardware, software and fixed assets	1,756	2,697
Deferred compensation reversal to equity	150	-
Capitalized stock-based compensation	98	46
Assets acquired under capital leases	34	289

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2011	2010

GAAP net income	$5,361	$1,182
Interest income	(71)	(132)
Interest expense	334	36
Provision for income taxes, net	1,492	1,515
Depreciation of property and equipment and amortization of capitalized software and website costs	5,338	4,510
Amortization of acquired identifiable intangibles	7,543	4,661
EBITDA (non-GAAP)	19,997	11,772
Adjustments:
Contra-revenue	1,175	605
Integration and other related costs (including amounts related to stock-based compensation)	51	-
Acquisition related and other professional fees	1,390	478
Acquisition related compensation expense	428	-
Adjusted EBITDA (non-GAAP)	$23,041	$12,855

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010

GAAP net income (loss)	$32,255	$(1,386)
Interest income	(270)	(381)
Interest expense	578	155
(Benefit from) provision for income taxes, net	(20,128)	800
Depreciation of property and equipment and amortization of capitalized software and website costs	15,509	12,651
Amortization of acquired identifiable intangibles	22,111	14,824
EBITDA (non-GAAP)	50,055	26,663
Adjustments:
Contra-revenue	3,232	801
Integration and other related costs (including amounts related to stock-based compensation)	1,009	-
Acquisition related and other professional fees	2,606	715
Acquisition related compensation expense	503	-
Realized gain on securities	(409)	(582)
Adjusted EBITDA (non-GAAP)	$56,996	$27,597

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2011	2010

GAAP net income	$5,361	$1,182
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	1,197	-
Amortization of acquired identifiable intangibles	7,543	4,661
Stock-based compensation (excluding amounts included in integration and other related costs)	2,745	2,850
Contra-revenue	1,175	605
Integration and other related costs (including amounts related to stock based compensation)	51	-
Acquisition related and other professional fees	1,390	478
Acquisition related compensation expense	428	-
Amended state tax return impact (non-taxable)	(271)	101
Tax impact of adjustments (a)	(4,965)	(3,246)
Adjusted net income (non-GAAP)	$14,654	$6,631

(a)
The tax impact of adjustments for the three months ended September 30, 2011, are based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.3% and 37.0%, respectively. The tax impact of adjustments for the three months ended September 30, 2010, are based on a U.S. effective tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.4% and 38.1%, respectively.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010

GAAP net income (loss)	$32,255	$(1,386)
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	(22,350)	-
Amortization of acquired identifiable intangibles	22,111	14,824
Stock-based compensation (excluding amounts included in integration and other related costs)	8,595	8,679
Contra-revenue	3,232	801
Integration and other related costs (including amounts related to stock based compensation)	1,009	-
Acquisition related and other professional fees	2,606	715
Acquisition related compensation expense (a)	503	-
Amended state tax return impact (non-taxable)	(239)	101
Realized gain on securities (non-taxable)	(409)	(582)
Tax impact of adjustments (b)	(14,119)	(9,449)
Adjusted net income (non-GAAP)	$33,194	$13,703

(a)	$45 thousand of the acquisition related compensation expense is non-taxable.
(b)
The tax impact of adjustments for the nine months ended September 30, 2011, are based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.1% and 37.0%, respectively. The tax impact of adjustments for the nine months ended September 30, 2010, are based on a U.S. effective tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.5% and 38.2%, respectively.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2011
	Expected Range

GAAP net income	$65.0	$67.0
Interest, net	0.6	0.6
Benefit from income taxes, net	(7.0)	(5.9)
Depreciation and amortization	21.0	20.9
Amortization of acquired identifiable intangibles	29.6	29.6
EBITDA (non-GAAP)	109.2	112.2
Adjustments:
Non-recurring costs (a)	6.2	6.2
Gain on sale of subsidiary	(47.5)	(47.5)
Contra-revenue	4.1	4.1
Adjusted EBITDA (non-GAAP)	$72.0	$75.0

(a)	Includes certain professional fees, integration and other related costs, acquisition related compensation expense and gain on sale of securities.

Attachment (4) Reconciliation Data
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)
	Year Ending December 31, 2011
	Expected Range

GAAP net income	$65.0	$67.0
Adjustments:
Stock-based compensation	11.5	11.5
Amortization of acquired identifiable intangibles	29.6	29.6
Non-recurring costs (a)	6.2	6.2
Gain on sale of subsidiary, net of tax (b)	(28.8)	(28.8)
Deferred tax asset valuation allowance (non-taxable)	(28.5)	(28.5)
Contra-revenue	4.1	4.1
Tax impact of adjustments (c)	(19.1)	(19.1)
Adjusted net income (non-GAAP)	$40.0	$42.0

(a)	Includes certain professional fees, integration and other related costs, acquisition related compensation expense and gain on sale of securities.
(b)	Gain on sale of ALG, Inc. is reflected net of $18.7 million in taxes.
(c)	The tax impact of adjustments are based on a blended tax rate of 37.2% applied to taxable adjustments.

Attachment (5) Summary of Business Statistics
DEALERTRACK HOLDINGS, INC.
Summary of Business Statistics (Unaudited)
Three months ended

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2011	2011	2011	2010	2010

Active U.S. dealers (a)	17,629	17,660	17,373	16,829	16,961
Active U.S. lenders (b)	1,103	1,062	1,010	970	921
Transactions processed (in thousands) (c)	19,772	19,135	16,774	11,997	13,296
Active U.S. lender to dealer relationships (d)	150,514	149,398	146,660	137,058	137,388
Subscribing dealers (e)	15,860	14,488	14,239	13,996	13,856

(a)
We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. DealerTrack network during the most recently ended calendar month.  The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the DealerTrack network.

(b)	We consider a lender to be active in our DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the DealerTrack network.
(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Aftermarket, DealerTrack Processing Solutions and DealerTrack Canada networks at the end of a given period.
(d)	Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer.
(e)	Represents the number of dealerships with one or more active subscriptions on the DealerTrack or DealerTrack Canada networks at the end of a given period.

Attachment (5) Summary of Business Statistics
DEALERTRACK HOLDINGS, INC.
Summary of Business Statistics (Unaudited)
Three months ended

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2011	2011	2011	2010	2010

Transaction revenue (in thousands)	$50,411	$48,505	$38,435	$25,091	$27,188
Subscription revenue (in thousands)	$39,261	$34,716	$33,865	$32,205	$31,273
Other revenue (in thousands)	$6,121	$5,830	$4,891	$4,710	$4,667
Average transaction price (a)	$2.60	$2.58	$2.35	$2.16	$2.09
Average monthly subscription revenue per subscribing dealership (b)	$834	$807	$798	$769	$759

(a)
Represents the average revenue earned per transaction processed in the DealerTrack, DealerTrack Aftermarket, DealerTrack Processing Solutions and DealerTrack Canada networks during a given period.  Revenue used in calculation adds back transaction related contra-revenue.

(b)	Revenue used in the calculation adds back subscription related contra-revenue.

TRAK-E ###